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                                                                    EXHIBIT 10.1


                              TAX SHARING AGREEMENT

         THIS AGREEMENT is entered into as of the 20th day of March, 1997, by and among WMS Industries Inc., a Delaware corporation ("WMS"), Williams Hotel Corporation, a Delaware corporation ("Williams"), WHG Resorts & Casino Inc. (formerly known as WMS Hotel Corporation), a Delaware corporation ("Hotel"), ESJ Hotel Corporation, a Delaware corporation ("ESJ"), WMS Property Inc., a Delaware corporation ("WPI"), and WHG El Con Corp. (formerly known as WMS El Con Corp.), a Delaware corporation ("El Con"), (Williams, Hotel, ESJ, WPI and El Con hereinafter sometimes referred to as the "Hotel Subsidiaries" or the "Hotel Group").

                                   WITNESSETH:

         WHEREAS, WMS and the Hotel Subsidiaries (hereinafter sometimes referred to as "Members", or in the singular "Member") have been part of an affiliated group ("WMS Group") as defined by Section 1504(a) of the Internal Revenue Code of 1986, as amended (hereafter referred to by Sections); and

         WHEREAS, the WMS Group has filed consolidated federal income tax returns in accordance with Section 1501; and

         WHEREAS, WMS is the Common Parent (as such term is defined in Section 1504(a)) for the affiliated group which includes WMS and the Hotel Subsidiaries; and

         WHEREAS, pursuant to the Plan of Reorganization and Distribution Agreement dated as of March 20, 1997, the following will occur (and in the order enumerated): (i) Williams will be merged with and into Hotel; (ii) WPI will be merged with and into ESJ; (iii) the capital stock of ESJ will be transferred to Posadas de Puerto Rico Associates, Incorporated ("PPRA"); and (iv) WMS will distribute all of its stock in Hotel to the common stockholders of WMS in a transaction intended to qualify for tax-free treatment under Section 355 (the "Distribution") and as a result, Hotel and the Hotel Subsidiaries will leave the WMS Group; and

         WHEREAS, WMS and the Hotel Subsidiaries have filed consolidated federal income tax returns for the taxable years ending on or prior to June 30, 1996 (the "Prior Periods") and will file such a return for the WMS Group's current year ending June 30, 1997 (the "Current Period") which will include the Hotel
Subsidiaries for the period ending as of the close of the day of the Distribution (the "Distribution Date") (in the case of Williams, Hotel and El
Con) or the date of the Contribution (the "Contribution Date") (in the case of WPI and ESJ) in accordance with Section 1501 and regulations issued under
Section 1502; and

         WHEREAS, the Members desire to provide and fix the responsibilities for: (1) the preparation and filing of tax returns along with the payments of taxes shown to be due and

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payable therein (as well as estimated or advance payments  required prior to the filing of said returns) for all periods prior to and following the Distribution Date or the Contribution Date; (2) the retention and maintenance of all relevant records necessary to prepare and file appropriate tax returns, as well as the provision for appropriate access to those records for all parties to this
Agreement;  (3)  the  conduct  of  audits,  examinations,   and  proceedings  by
appropriate governmental authorities which could result in a redetermination of tax liabilities (for all periods prior to or following the Distribution Date) of any party to this Agreement; and (4) the cooperation of all parties with one another to fulfill their duties and responsibilities under this Agreement and under applicable law;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1.       PAYMENT OF TAXES

                  WMS shall pay all taxes due (or receive all refunds) in connection with the filing of WMS's consolidated federal income tax returns for all taxable periods beginning before the Distribution or Contribution Dates, and with any request for extension of time within which to file such returns.

         2.       PREDISTRIBUTION TAX RETURNS

                  All consolidated federal income tax returns that include a member of the WMS Group and/or the Hotel Group that are required to be filed for periods beginning before the Distribution or Contribution Dates shall be prepared and filed by WMS. The Hotel Group shall, for such taxable periods, provide WMS with (i) true and correct separate federal income tax returns for each member of the Hotel Group, and (ii) a true and correct reconciliation of book income to federal taxable income for each member of the Hotel Group.

         3.       ALLOCATION OF TAX ATTRIBUTES

                  All tax attributes of the WMS Group will be allocated among WMS (and its subsidiaries other than the Hotel subsidiaries), and the Hotel subsidiaries, in accordance with the Regulations promulgated pursuant to Section 1502 or analogous provisions of state, local, or foreign law.

         4.       CARRYBACKS OF TAX ATTRIBUTES

                  Except as provided in Section 8(c) hereof, if, for any taxable year beginning on or after the Distribution or Contribution Dates, Hotel or any Member of the Hotel Group recognizes a tax attribute that Hotel or such Member of the Hotel Group, under the applicable provisions of the Code and Regulations promulgated under Section 1502 thereof, is permitted or required to carry back to a prior taxable year of the WMS Group or the prior taxable year of a Member of the WMS Group, WMS shall, at Hotel's cost and expense, file appropriate


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refund claims within a reasonable period after being requested by Hotel. WMS (or the Member of the WMS Group receiving such refund) shall promptly remit to Hotel any refunds it receives with respect to any tax attribute so carried back.

         5.       TAX AUDITS AND CONTROVERSIES

                  (a)  WMS,  at  its  own  expense,  shall  have  the  exclusive authority to represent each member of the Hotel Group before the Internal Revenue Service ("IRS") or any other governmental agency or authority or before any court with respect to any matter affecting the tax liability of any member of either the WMS Group or the Hotel Group for any period beginning before the Distribution or Contribution Dates with respect to any return for which WMS has filing responsibility. Such representation shall include, but shall not be limited to exclusive control over (i) any response to any examination of any such tax returns and (ii) any contest through a final determination of any issue included in any such tax return that includes a member of the WMS Group including, but not limited to, (A) whether and in what forum to conduct such contest and (B) except as otherwise provided in this Section 5, whether and on what basis to settle such contest. WMS shall give timely notice to Hotel of any inquiry, the assertion of any claim or the commencement of any suit, action or proceeding to the extent that any issue raised therein could directly or indirectly adversely impact any Member of the Hotel Group and will give Hotel such information with respect thereto as Hotel may reasonably request. Upon notice to WMS, Hotel may, at its own expense, participate in any such inquiry, audit or other administrative proceeding and to the extent any such inquiry, audit or other administrative proceeding relates to an item of the Hotel Group, then Hotel may assume at its own expense the defense or prosecution, as the case may be, of any inquiry, audit, suit or action or proceeding provided that each Hotel representative is reasonably satisfactory to WMS and Hotel shall thereafter consult with WMS upon WMS's request for such consultation from time to time, with respect to such proceeding.

                  (b) In the event either WMS or Hotel notifies the other party in writing that it wishes to settle any audit, inquiry, suit, action or proceeding (each an "Action") affecting the tax liability of the other party (including by application of this Agreement), such other party shall have the right (by giving written notice to the party wishing to settle the Action within a reasonable amount of time, considering all the facts and circumstances, of having received notice of the intention to settle), to prohibit such settlement, in which case the party favoring settlement shall have the right (within thirty
(30) days of receipt of the other party's written notice prohibiting the settlement) to pay to the other party (or receive from the other party) an amount (a "Settlement Amount") equal to the aggregate amount which it would have paid (or received) after application of each provision of this Agreement other than this Section 5(b), in full satisfaction of the Action and its obligation to pay amounts (or right to receive amounts) as provided in this Agreement. The party opposing the settlement shall thereafter control, in its sole and absolute discretion, the further defense and disposition of the Action, and shall be fully and wholly liable for all taxes (and receive any refund of taxes) resulting therefrom and shall indemnify and hold harmless the party favoring the settlement from any and all liability for taxes that results from the ultimate resolution of the Action in excess of the Settlement Amount. The


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party opposing the  settlement  shall have no obligation or duty to reimburse or refund to the other party any portion of the Settlement Amount, regardless of the ultimate resolution of the Action. The party favoring the settlement shall have the right, at its own expense, to participate in any Action for which the other party has assumed control under this Section 5(b). If the party favoring settlement does not on a timely basis exercise its right to make or receive a settlement amount, the obligation of WMS and Hotel under this Agreement shall be determined as if the proposed settlement did not exist (e.g., the party favoring settlement cannot settle an Action without again complying with the procedure set forth in this Section 5(b)).

         6.       RETENTION OF BOOKS AND RECORDS

                  WMS and the Hotel Subsidiaries each agree to retain all tax records, related schedules and work papers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to taxable periods ending on or before the Distribution Date or the Contribution Date, until the later of (i) the expiration of the statute of limitations (including extensions) of the taxable year to which such tax returns and other documents relate or (ii) ten years from the date hereof.

         7.       COOPERATION REGARDING RETURN FILINGS, EXAMINATIONS AND
                  CONTROVERSIES

                  (a) In addition to any obligations imposed pursuant to the Plan of Reorganization and Distribution Agreement, Hotel and each Member of the Hotel Group shall fully cooperate with WMS and its representatives, in a prompt and timely manner, in connection with (A) the preparation and filing of and (B) any inquiry, audit, examination, investigation, dispute, or litigation involving any tax returns filed or required to be filed by or for any member of the WMS Group for any taxable period beginning before the Distribution Date or the Contribution Date. Such cooperation shall include, but not be limited to, (x) the execution and delivery to WMS by the appropriate Hotel Group Member of any power of attorney or other necessary document to allow WMS and its counsel to participate on behalf of Hotel or any Hotel Group Member in any action and to assume the defense or prosecution, as the case may be, of any action, pursuant to the terms of Section 5 of this Agreement and (y) making available to WMS, during normal business hours, and within sixty (60) days of any request therefor, all books, records and information (which books, records and information may be copied by WMS at its expense) and the assistance of all officers and employees, reasonably necessary or useful in connection with any Action, including the preparation of the consolidated federal tax return for the Current Period.

                  (b) In addition to any obligations imposed pursuant to the Plan of Reorganization and Distribution Agreement, WMS and each Member of the WMS Group shall fully cooperate with Hotel and its representatives, in a prompt and timely manner, in connection with (A) the preparation and filing of and (B) any inquiry, audit, examination, investigation, dispute, or litigation involving any tax returns filed or required to be filed by or for any Member of the Hotel Group for any taxable period beginning before the Distribution or Contribution Dates. Such cooperation shall include, but not be limited to, (x) the execution and delivery to


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Hotel by the  appropriate  WMS Group  member of any power of  attorney  or other necessary document to allow Hotel and its counsel to participate on behalf of WMS or any WMS Group member in any action and to assume the defense or prosecution, as the case may be, of any action, pursuant to the terms of Section 5(a) of this Agreement and (y) making available to Hotel, during normal business hours, and within sixty (60) days of any request therefor, all books, records and information (which books, records, and the assistance of all officers and employees, reasonably necessary or useful in connection with any action, including the preparation of the consolidated federal tax return for the Current Period).

         8.       REFUNDS AND SUBSEQUENT ADJUSTMENTS

                  (a) If part or all of an unused consolidated net operating loss or tax credit is allocated to a Member of the Hotel Group pursuant to
Section 1.1502-79 of the Regulations, and it is carried back or forward to a year in which such Member actually filed or files a separate income tax return or a consolidated federal income tax return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such Member. Notwithstanding the preceding sentence, WMS shall determine whether an election shall be made not to carryback any consolidated net operating loss ("NOL") arising in a consolidated return year (including any portion allocated to a Member under Section 1.1502-79) in accordance with Section 172(b)(3).

                  (b) If the consolidated federal income tax liability is adjusted for the Prior Periods or the Current Period, whether by means of an amended return, claim for refund, or after an audit by the IRS, WMS shall be solely responsible for the payment of any additional tax liability and will retain any tax refunds. WMS shall indemnify the Hotel Subsidiaries against any liability for such taxes including any liability asserted pursuant to Regulation
Section 1.1502-6 and Hotel and the Hotel Subsidiaries will promptly pay over to WMS any tax refunds received with respect to such periods.

                  (c) If Hotel or a Member of the Hotel Group shall be entitled to an Income Tax Benefit (as herein defined) for any taxable period ending after the Distribution Date or the Contribution Date on account of a redetermination of the tax treatment of any item of income, gain, deduction, loss or credit in the consolidated federal income tax return for the Prior Periods or the Current Period, then such Hotel Group Member shall (i) not elect to waive the carryback period pursuant to Section 172(b)(3) with respect to any NOL generated or increased as a result of such Income Tax Benefit and (ii) pay over to WMS the amount of any Income Tax Reduction (as herein defined) as a result of such Income Tax Benefit. In addition, notwithstanding Section 4 of this Agreement, WMS shall retain the portion of any refund received with respect to the carryback of an NOL (or other tax attribute) to a prior taxable year of the WMS Group, to the extent such NOL (or other tax attribute) resulted from the realization of such Income Tax Benefit.

                  For purposes of this Section 8(c):


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                           (A) "Income Tax  Benefit"  shall mean any decrease in
                  any item of income, gain or investment tax credit recapture or any increase in any item of deduction (including depletion, depreciation or amortization deductions which result from an addition to basis of any asset); and

                           (B) "Income Tax Reduction" shall mean (i) with respect to any taxable period for which an income tax return shall have been filed, receipt of a refund of income tax previously paid with respect to such period plus interest thereon as provided by law (or any reduction in income tax liability in lieu of such refund and interest); and (ii) with respect to any taxable period for which an income tax return shall not have been filed, a reduction in the income tax that would otherwise have been payable with respect to such period.

         9.       STATE AND LOCAL TAXES

         Each Member shall timely file its own returns and pay its own state and local income and franchise taxes; provided, however, that if any two or more Members are required or elect, or WMS elects or causes any two or more Members to elect, to file combined or consolidated (or similar) income tax returns for any taxable year under any state or local income tax law, the financial consequences of filing such returns among such Members shall be determined in a manner as similar as practicable to those provided herein for federal income tax purposes.

         10.      EFFECTIVE DATE

         This Agreement shall become effective upon the Distribution and shall continue in effect until otherwise agreed in writing by WMS and Hotel or their successors.

         11.      MISCELLANEOUS PROVISIONS

                  (a) All material including, but not limited to, returns, supporting schedules, work papers, correspondence, and other documents relating to the consolidated federal income tax returns filed for a taxable year during which this Agreement was in effect shall be made available to any party to this Agreement during regular business hours until the later of (i) the expiration of the statute of limitations (including extensions) of the taxable year to which such tax returns and other documents relate or (ii) ten years from the date hereof.

                  (b) The provisions of this Agreement  shall be administered by the Chief Executive Officer of WMS. A dispute between the parties with respect to the operation or interpretation of this Agreement shall be decided by three arbitrators who must all be certified public accountants or attorneys specializing in tax law. WMS and Hotel shall each choose an arbitrator who will choose a third arbitrator. The court of arbitrators shall be held in the State


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of  Illinois  in the city of  Chicago.  The losing  party shall bear the cost of arbitration including all fees for attorneys and accountants.

                  (c) Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provisions of the Code or the regulations thereunder shall automatically be applied to this Agreement mutatis mutandis.

                  (d) This Agreement shall bind successors and assigns of the parties hereto; but no assignment shall relieve any party's obligations hereunder without the written consent of the other parties.

                  (e) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective party hereto giving such notice or other communication (in the case of any corporation and signature shall be by an authorized officer thereof) upon receipt of: hand delivery; certified or registered Mail, return receipt requested; or telecopy transmission with confirmation of receipt:

         IF TO HOTEL, TO:

                  WHG Resorts & Casinos Inc.
                  6063 East Isla Verde Avenue
                  Carolina, Puerto Rico  00979
                  Telecopier: (787) 791-7500
                  Attention:  Chief Financial Officer

         IF TO WMS, TO:

                  WMS Industries Inc.
                  3401 North California Avenue
                  Chicago, IL  60618
                  Telecopier: (773) 961-1099
                  Attention:  Chief Financial Officer

         Such names and addresses may be changed from time to time by such notice.

                  (f) This Agreement shall be governed by the laws of the State of Illinois.


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         IN  WITNESS  WHEREOF,  the  parties  have  caused  their  names  to  be subscribed and executed by their respective authorized officers on the dates indicated, effective as of the date first written above.

WMS INDUSTRIES INC.

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance

WHG RESORTS & CASINOS INC.

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance

ESJ HOTEL CORPORATION

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance

WMS EL CON CORP.

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance

WMS PROPERTY INC.

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance

WILLIAMS HOTEL CORPORATION

By:      ______________________________
         Name:     Harold H. Bach, Jr.
         Title:    Vice President - Finance


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